Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lattice Semiconductor Corporation 2013 Incentive Plan of our reports dated February 26, 2021, with respect to the consolidated financial statements of Lattice Semiconductor Corporation and the effectiveness of internal control over financial reporting of Lattice Semiconductor Corporation included in its Annual Report (Form 10-K) for the year ended January 2, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

February 26, 2021